SCHEDULE 14A
                                  ------------

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[     ] Preliminary Proxy Statement
[  X  ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-ll(c) or Section
        240.14a-12

_______________________________________________________________________________
-------------------------------------------------------------------------------

                                   CPAC, Inc.
                (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________
-------------------------------------------------------------------------------


                   Thomas J. Weldgen, Chief Financial Officer
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

[     ]   $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a6(i)(1), or 14a6(j)(2)
[     ]   $500 per each party to the controversy pursuant to Exchange Act Rule
          14a6(i)(3)
[     ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11

      1)  Title of each class of securities to which transaction applies
          ________________________________________________
          ------------------------------------------------

      2)  Aggregate number of securities to which transaction applies
          ________________________________________________
          ------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          ________________________________________________
          ------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:
          ________________________________________________
          ------------------------------------------------

      5)  Total Fee Paid:
          ________________________________________________
          ------------------------------------------------

[ X ] Fee paid previously with Preliminary Materials
[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          ________________________________________________
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      2)  Form, Schedule or Registration Statement No.:
          ________________________________________________
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      3)  Filing Party:
          ________________________________________________
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      4)  Date Filed:
          ________________________________________________
          ------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------
                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK 14481


      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CPAC, Inc. will be held at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510, on Wednesday, August 6, 1997, at 11:00 A.M. E.D.T. for the following purposes:

      1. To elect directors to serve until the next annual meeting of Shareholders and until their successors are duly elected and qualified;

      2. To ratify the appointment by The Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of the Company for its fiscal year ending March 31, 1998;

      3. To approve an amendment to the Company's Executive Long Term Stock Investment Plan to permit use of Company stock acquired under any of the Company's employee stock option plans as payment for the exercise of options under the Plan; and

      4. To transact any other business properly brought before the meeting or any adjournments.

      Accompanying this Notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign and date the enclosed form of Proxy and return it in the enclosed envelope which requires no postage. Only Shareholders of record at the close of business on June 26, 1997 will be entitled to vote at the Annual Meeting and any adjournments thereof. The prompt return of your Proxy will save the expense of further communications.




                                        By Order of the Board of Directors

DATED:  July 8, 1997                    /s/ Robert Oppenheimer
                                        --------------------------------
                                        ROBERT OPPENHEIMER, Secretary







                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK 14481


                                PROXY STATEMENT
                                ---------------


                     DATE OF PROXY STATEMENT: JUNE 26, 1997
                         DATE OF MAILING: JULY 8, 1997

                 ANNUAL MEETING OF SHAREHOLDERS: AUGUST 6, 1997
      THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CPAC, INC. (HEREINAFTER THE "COMPANY"). Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy. The signing of the form of Proxy will not preclude the Shareholder from attending the Annual Meeting and voting in person. Shares represented by the Proxy will be voted in accordance with the directions of the Shareholder. The directors know of no matters to come before the meeting other than those set forth in the Proxy, but in the event any other matter may properly be brought before the meeting, the Proxy holders will vote the Proxies in their discretion on such matters. All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

      Holders of 33 1/3% of the issued and outstanding common stock of the Company must be present in person or by Proxy in order to establish a quorum for the conduct of business at the Annual Meeting. Only record holders of the common stock at the close of business on June 26, 1997 are entitled to vote at the Annual Meeting. On that day 7,157,901 shares of common stock $.01 par value per share, were issued and outstanding. Each such share is entitled to one vote at the Annual Meeting.

      A copy of the Annual Report filed with the Securities and Exchange Commission on Form 10-K may be obtained by writing CPAC, Inc., P.O. Box 25, Leicester, New York 14481, Attention: Thomas J. Weldgen, Chief Financial Officer.


SHAREHOLDER PROPOSALS
---------------------

      Any proposal which a qualified Shareholder of the Company intends to present at the 1998 Annual Meeting of Shareholders that is received by the Company after February 25, 1998, will not be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. To be a qualified Shareholder, a Shareholder must have owned at least $1,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company.

                                   PROPOSAL 1
                                   ----------

                             ELECTION OF DIRECTORS
                             ---------------------

      Under the By-laws of the Company, its Board of Directors is elected annually to serve until the next annual meeting of Shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary therein, the enclosed Proxy will be voted for the election of the five nominees named below. Messrs. Hendrickson, Isaacs, Oppenheimer, James, Jr. and Burton are currently directors of the Company, with Messrs. Hendrickson, Isaacs, Oppenheimer, James, Jr. and Burton having been elected at the annual meeting of Shareholders in 1996. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee must receive at least a plurality of the shares of stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

      Management recommends that the nominees listed in the following table be elected as directors of the Company, to serve until the next annual meeting of Shareholders and until their successors are duly elected and shall qualify. The table sets forth certain information with respect to each nominee.

                                 PRINCIPAL                         SERVED AS A
       NOMINEE                 OCCUPATION (1)            AGE      DIRECTOR SINCE
       -------                 --------------            ----     --------------

Thomas N. Hendrickson      President, and Chief           55           1969
(2)                          Executive Officer,
                             CPAC, Inc.

Robert C. Isaacs           Senior Vice President and Chief57           1988
(3)                          Acquisitions Officer,
                             CPAC, Inc.

Robert Oppenheimer         Attorney & Partner,            68           1969
(4)                          Chamberlain, D'Amanda,
                             Oppenheimer & Greenfield

Seldon T. James, Jr.       Financial Consultant           70           1972
(5)

John C. Burton             Ernst & Young Professor        64           1991
(6)                          of Accounting and Finance,
                           Graduate School of Business,
                             Columbia University


NOTES:
------

      (1) Each nominee has had the same principal occupation for the past five(5) years. Robert C. Isaacs previously served as President of Trebla Chemical Company until April 24, 1995. He was appointed President and Chief Operating Officer of The Fuller Brush Company, Inc., effective October 13, 1994.

      (2) Mr. Hendrickson is Chairman of the Board and Treasurer of the Company. He is also Chairman of the Board and Chief Executive Officer of Profit Recovery Systems, Inc., Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V. and The Fuller Brush Company, Inc. He is the President and a member of the Board of CPAC Italia S.r.l.

      (3) Mr. Isaacs is Chief Operating Officer of Trebla Chemical Company and a director of Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc. and The Fuller Brush Company, Inc. Effective April 1, 1996, Mr. Isaacs was appointed Chief Acquisitions Officer for CPAC, Inc.

      (4) Mr. Oppenheimer is Secretary to the Company and is a member of the law firm of Chamberlain, D'Amanda, Oppenheimer & Greenfield, which firm serves as general counsel to the Company. Mr. Oppenheimer is also a director and Secretary of Trebla Chemical Company and The Fuller Brush Company, Inc. He is Secretary of Profit Recovery Systems, Inc., Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V., and CPAC Italia S.r.l. Mr. Oppenheimer receives no compensation as director or as Secretary of the Company or its subsidiaries.
For the fiscal year ended March 31, 1997, Mr. Oppenheimer's firm was paid $183,172 by the Company in legal fees for legal services rendered to the Company.

      (5) Mr. James, Jr. is a director of Profit Recovery Systems, Inc. He receives no compensation in such capacity.

      (6) Dr. Burton serves on the boards of directors of Scholastic, Inc. and Salomon Swapco, Inc. and previously was a board member of Commerce Clearing House, Inc. and Manville Corporation. He is also a member of the Valuation Committee of E.M. Warburg Pincus Venture Capital Funds. He is a consultant to numerous accounting and business firms. From 1972 to 1976, Dr. Burton was Chief Accountant, Securities and Exchange Commission. From 1982 to 1988, he was Dean of the Graduate School of Business, Columbia University. From 1991 to 1994, he was a Public Governor of the National Association of Securities Dealers, Inc.
(NASD).

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
              ----------------------------------------------------
                       MANAGEMENT PRINCIPAL SHAREHOLDERS
                       ----------------------------------

As of June 26, 1997, the following persons are known to the Company to be the beneficial owners of more than five percent of the Company's issued and outstanding common stock, $.01 par value, the only class of its voting securities:

   NAME AND ADDRESS                AMOUNT AND NATURE              PERCENT OF
 OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP(1)           CLASS
--------------------------------------------------------------------------

Thomas N. Hendrickson            402,334 shares -- outright         5.45%
5 Simmons Road                     ownership; (2)
Perry, New York  14530           24,364 shares -- attributable       .33%
                                   from ownership by spouse;

Harvard Management               784,000 shares - outright         10.95%
Company, Inc.                    ownership;
600 Atlantic Avenue
Boston, MA 02210

FMR Corporation                  733,800 shares - outright         10.25%
82 Devonshire Street             ownership;
Boston, MA 02109

H.     Lee Turner and            433,854 shares - outright          6.06%
Elizabeth L. Turner              ownership
3900 Broadway
Great Bend, KS 67530


      (1) Number of shares includes shares of the Company's common stock subject to options but only those shares which may be purchased within sixty ( 60 ) days of June 26, 1997.

      (2) Includes 17,577 shares which may be purchased through an option granted December 8, 1993, and 35,156 shares which may be purchased through exercise of an option granted February 9, 1994, all pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Includes 55,000 shares which may be purchased through exercise of an option granted February 8, 1996 pursuant to the Company's Executive Long Term Stock Investment Plan.

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

      As of June 26, 1997, the Company's directors and its four "named executive officers" (listed individually below) and all its directors and officers (listed as a group below) beneficially owned shares of the Company's common stock, $.01 par value, the only class of its voting securities, as follows:

         NAME                   AMOUNT BENEFICIALLY OWNED (1)       PERCENT OF
CLASS


Thomas N. Hendrickson,               426,698 shares (2)              5.78%
Chief Executive Officer
and Director

Robert C. Isaacs,                     67,459 shares (3)               .91%
Senior Vice President
and Director

Robert Oppenheimer                    77,625 shares (4)              1.05%
Secretary and Director

Seldon T. James, Jr.,                 82,936 shares(5)               1.12%
Director

John C. Burton                        23,406 shares (6)               .32%
Director

Thomas J. Weldgen,                    36,623 shares (7)               .50%
Chief Financial Officer

Wendy F. Clay,                        20,480 shares (8)               .28%
Vice President,
Administration

All executive officers               735,227 shares (9)              9.96%
and directors
(seven persons)

      (1) Number of shares includes shares subject to options but only those shares which may be purchased within sixty ( 60 ) days of June 26, 1997.

      (2) Includes 24,364 shares owned by Mr. Hendrickson's spouse. Includes 17,577 shares which may be purchased through exercise of an option granted on December 8, 1993, and 35,156 shares which may be purchased through exercise of an option granted on February 9, 1994 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan and 55,000 shares of the Company's common stock which may be purchased through exercise of an option granted on February 8, 1996 pursuant to the Company's Executive Long Term Stock Investment Plan.

      (3) Includes 5,859 shares which may be purchased through exercise of an option granted on November 18, 1994, 4,687 shares which may be purchased through exercise of an option granted on October 20, 1995, and 45,000 shares which may be purchased through exercise of an option granted on February 8, 1996, pursuant to the Company's Executive Long Term Stock Investment Plan.

      (4) Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996 and 2,000 shares which may be purchased through exercise of an option granted on August 9, 1996, pursuant to the Company's NonEmployee Directors Stock Option Plan.

      (5) Includes 17,250 shares owned by Mrs. Seldon T. James, Jr. Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996 and 2,000 shares which may be purchased through exercise of an option granted on August 9, 1996, pursuant to the Company's NonEmployee Directors Stock Option Plan.

      (6) Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996 and 2,000 shares which may be purchased through exercise of an option granted on August 9, 1996, pursuant to the Company's NonEmployee Directors Stock Option Plan.

      (7) Includes 3,437 shares which may be purchased through exercise of an option granted on December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan, 3,516 shares which may be purchased through an option granted November 18, 1994, 2,500 shares which may be purchased through exercise of an option granted October 20, 1995 and 2,500 shares which may be purchased through exercise of an option granted June 5, 1996 pursuant to the Company's Executive Long Term Stock Investment Plan. Mr. Weldgen, age 45, joined the Company as Chief Financial Officer of the Company and its subsidiary companies on March 2, 1992. Prior to that, Mr. Weldgen was Senior Manager with the accounting firm of Coopers & Lybrand L.L.P. from 1987 to 1990 and a Partner in such firm from 1990 until becoming Chief Financial Officer of the Company.

      (8) Includes 860 shares which may be purchased through exercise of an option granted on March 9, 1988 pursuant to the Company's 1983 Employees' Incentive Stock Option Plan, 4,687 shares which may be purchased through exercise of an option granted December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan, 2,930 shares which may be purchased through exercise of an option granted November 18, 1994, 2,500 shares which may be purchased through exercise of an option granted October 20, 1995 and 2,000 shares which may be purchase through exercise of an option granted June 3, 1996, pursuant to the Company's Executive Long Term Stock Investment Plan. Ms. Clay, age 43, was appointed Vice President, Administration on July 1, 1992 and was appointed Executive Vice President of the CPAC Equipment Division on April 1, 1994. She has been with the Company since December, 1982.

      (9) Includes 860 shares which may be purchased through exercise of options granted pursuant to the Company's 1983 Employees' Incentive Stock Option Plan. Includes 60,857 shares which may be purchased through exercise of options granted pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Includes 126,492 shares which may be purchased through exercise of options granted pursuant to the Company's Executive Long Term Stock Investment Plan. Includes 36,000 shares which may be purchased through exercise of options granted pursuant to the Company's NonEmployee Directors Stock Option Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
         ----                   -----------------------------

      Based upon its review of copies of Forms 3 and 4 and 5 received by it, the Company believes that, to the extent such Forms were required to be filed, such Forms were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934, and that no director, officer and/or 10% Shareholder required to file such Forms failed to either file them or file them in timely fashion.


NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
---------------------------------------

      The NonEmployee Directors Stock Option Plan approved by the Shareholders calls for the automatic grant of an option for 3,000 shares to each nonemployee director elected at the annual meeting of Shareholders on the first Friday after such annual meeting, at a price equal to the fair market value on such date.


CERTAIN INDEBTEDNESS
--------------------

      On February 27, 1997, the Company loaned Thomas J. Weldgen, the Company's Chief Financial Officer, $110,250 to enable Mr. Weldgen to exercise stock options which had been granted to him by the Company. The loan, which still remains outstanding on the date of this Proxy Statement, is due and payable on demand and calls for interest to be paid to the Company at the applicable federal rate for demand instruments.


                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
                 ----------------------------------------------

      The Board of Directors of the Company met six times during the fiscal year ended March 31, 1997. Each director attended, either in person or by telephonic conference as permitted by the Company's By-laws, 100% of the total number of such meetings and 100% of the total number of meetings of the committees of The Board on which he served during the 1997 fiscal year. Directors of the Company who are not officers of the Company may be compensated for attendance at meetings and for other agreed upon consulting services rendered to the Company. In the fiscal year ended March 31, 1997, Dr. Burton was paid $20,000 and Mr. James, Jr. was paid $27,000 and payments in that amount will continue to Mr. James, Jr. for the remainder of his life. In addition, the Company maintains a corporate office in New York City which is made available to Mr. James, Jr. when he wishes to use it.

       The Audit Committee of The Board of Directors, which met once in fiscal year 1997, is composed of three directors, the majority of whom are not officers, namely Dr. Burton and Messrs. James, Jr. and Oppenheimer. The Audit Committee (1) annually recommends to The Board a firm of independent public accountants for appointment as auditors of the Company; (2)reviews with the independent auditors the scope and results of each annual audit; (3) reviews with the independent auditors and the Company's internal financial personnel, suggestions or recommendations made by either of them; (4) reviews with appropriate Company officers the performance of the independent auditors and the internal financial personnel; (5) considers the possible effect on the independence of the independent auditors of each professional service rendered or to be rendered by such auditors; (6) reviews with appropriate Company officers and financial personnel, significant accounting treatments and estimates, and approves in advance all changes to accounting principles contemplated by such personnel; (7) conducts appropriate reviews of all related party transactions on an ongoing basis and reviews potential conflict of interest situations where appropriate; and (8) reviews and makes recommendations to The Board of Directors regarding the Annual Report to Shareholders.

      The Compensation Committee of The Board of Directors, which met twice in fiscal 1997, is composed of three directors, the majority of whom are not officers, namely Mr. James, Jr., Dr. Burton and Mr. Oppenheimer. The Compensation Committee (1) reviews and makes recommendations to The Board of Directors on employment policies, forms and levels of compensation, including specifically, the Company's Incentive Compensation Plan and the performance and level of compensation of the officers and top management personnel of the Company; and (2) reviews and makes recommendations to The Board on the operation, performance and administration of the Company's other employee benefit plans, including the Company's 401(k) profit sharing plan.

      The Executive Long Term Stock Investment Committee of The Board of Directors, which met once in fiscal 1997, is composed of three directors, the majority of whom are not officers of the Company, and all of whom are ineligible under the Company's Executive Long Term Stock Investment Plan, namely Mr. James, Jr., Dr. Burton and Mr. Oppenheimer. For further information concerning the operation of the Executive Long Term Stock Investment Committee and the Executive Long Term Stock Investment Plan during fiscal 1997, see Page 23 of this Proxy Statement.

      There is no standing Nominating Committee of The Board of Directors, The Board acting as a committee of the whole, serving as the Nominating Committee. There are no agreements or arrangements for the nomination or appointment of any person to The Board of Directors.


EMPLOYMENT AGREEMENT
--------------------

      Effective September 20, 1995, the Company and Mr. Hendrickson entered into an employment agreement for a term of five years, which term is automatically extended for an additional one year on each of the first three anniversary dates, provided that Mr. Hendrickson is in the employ of the Company on that date. Under the agreement, subject to the control of the Board of Directors, Mr. Hendrickson's duties shall be those of Chief Executive Officer of CPAC, Inc. The agreement sets forth a basic salary at an initial annual rate of $350,000 subject to increases in such base pay equal to the percent of increase given to other senior officers of the Company, or such other percent as determined by the Board of Directors.

      In addition, to his base pay, Mr. Hendrickson is automatically a participant in the Company's Incentive Compensation Plan, as described on Page 18 of this Proxy Statement. Mr. Hendrickson is also entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which the Company may provide for him or for its employees generally. In the event of his disability, his base salary shall be continued for the remainder of the contract term in effect at the time of his disability, but he will not be entitled to bonus for the period after his disability other than a bonus payable at the end of the fiscal year in which he becomes disabled, prorated on the basis of the number of days in which he was employed prior to disability.

      If Mr. Hendrickson is terminated by the Company other than for cause, he is entitled to receive his base salary for the duration of the agreement, without further extension, with annual increments equal to the percent increase given to other senior officers of the Company; receive annually during such term a bonus equal to the highest annual bonus received in the three fiscal years of the Company immediately preceding his termination and be granted non-qualified stock options at the price and for the term of the qualified options which he holds at the date of termination, which options shall be effective upon the first date when he can no longer exercise his qualified stock options.



                             EXECUTIVE COMPENSATION
                             ----------------------

      The following table sets forth certain information for the fiscal years ended March 31, 1997, 1996 and 1995 concerning compensation paid to or accrued for the Chief Executive Officer and the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000.














                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION
                              --------------------

           (A)                 (B)        (C)      (D) (1)       (E) (2)
                                                               OTHER ANNUAL
NAME AND PRINCIPAL POSITION    YEAR      SALARY     BONUS      COMPENSATION
---------------------------------------------------------------------------

  Thomas N. Hendrickson        1997     $331,346   $417,638        $5,880
   President and Chief         1996     354,281     374,625         5,705
    Executive Officer          1995     353,904     261,675         5,580

     Robert C. Isaacs          1997     $314,654   $289,710        $5,700
  Senior Vice President        1996     306,114     258,630         5,525
                               1995     262,904     174,283         5,400

    Thomas J. Weldgen          1997     $111,352   $ 81,049        $6,101
 Chief Financial Officer       1996     104,630      74,853         4,925
                               1995      92,259      55,679         5,490

      Wendy F. Clay            1997     $94,171    $ 53,798        $5,100
Vice President, Administration 1996      86,756      37,189         4,925
                               1995           -           -             -

                             LONG-TERM COMPENSATION
                             ----------------------
                                         AWARDS         PAYOUTS
                                   ------------------   -------
                                  (F) (3) (4)   (G)     (H) (5)   (I) (1) (6)(7)
                                                                      (8) (9)
                                   RESTRICTED
                                     STOCK    OPTIONS     LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   AWARDS   SARS (#)  PAYOUTS     COMPENSATION
--------------------------------------------------------------------------------

  Thomas N. Hendrickson       1997        -         -       -        $114,225
   President and Chief        1996            137,500       -         113,805
    Executive Officer         1995   23,437                 -          74,078

     Robert C. Isaacs         1997        -         -       -        $  4,500
  Senior Vice President       1996            131,250       -           4,500
                              1995    3,906    12,500       -           4,271

    Thomas J. Weldgen         1997        -     3,000       -        $  4,500
     Chief Financial          1996              4,375       -           3,094
         Officer              1995    1,171     3,750       -           2,780

      Wendy F. Clay           1997        -     2,000       -        $  4,161
Vice President, Administration1996        -     3,125       -           2,063
                              1995        -         -       -               -

NOTES:
------
      (1) See additional information on the Company's Incentive Compensation Plan on Page 18 of the Proxy Statement.

      (2)   Amounts represent auto expense allowances.

      (3) On April 13, 1994, the Company entered into a deferred compensation arrangement pursuant to which the Company issued 23,437 shares of the Company's common stock ( as adjusted for each of the five for four stock splits distributed to shareholders on January 12, 1995 and May 15, 1996 respectively ) to Mr. Hendrickson, which shares are subject to forfeiture in the event certain conditions are not met. Such restrictions lapse with respect to one fourth of the shares awarded on April 13, 1996, 1997, 1998, and 1999, respectively.

      (4) These shares, as adjusted for the January 12, 1995 and May 15, 1996 stock splits, were awarded on November 18, 1994 under the Company's Executive Long Term Stock Investment Plan. See Page 19 of this Proxy Statement.

      (5)   There are no Long Term incentive payouts.

      (6) Amounts include matching contributions made by the Company to the Company's 401(k) retirement plan: Mr. Hendrickson - $ 4,500; Mr. Isaacs - $4,500; Mr. Weldgen - $4,500; and Ms. Clay - $4,161.

      (7) The Company is assignee of a $50,000 life insurance policy on the life of Mr. Hendrickson. The Company has entered into a split dollar agreement with Mrs. Thomas N. Hendrickson. In the event of Mr. Hendrickson's death, the cash value of the policy determined according to the agreement is payable to the Company and the balance is payable to Mrs. Hendrickson. The Company is the owner of the policy and pays all premiums. For the fiscal year ended March 31, 1997, the amount includible by Mr. Hendrickson in income was $665.

      (8) On January 10, 1980, the Company established the terms of a salary continuation agreement for Mr. Hendrickson, funded in part by key man ordinary life insurance owned by and payable to the Company. The Company has purchased a $310,000 ordinary life insurance policy on the life of Mr. Hendrickson.
Pursuant to the salary continuation agreement, if he dies while in the employ of the Company, his beneficiary will receive an amount equal to two times the cash value of his key man policy as of the date of retirement. For the fiscal year ended March 31, 1997 the premium for such policy was approximately $9,100. The amount accrued for the salary continuation agreement for the fiscal year ended March 31, 1997 was $6,900.

      (9) On October 13, 1992, the Company entered into a Deferred Compensation Arrangement with Mr. Hendrickson and contributed $250,000 to a Trust in order to provide itself with a source of funds to meet its obligations thereunder. The Company deferred $50,000 of Mr. Hendrickson's compensation for the 1997 fiscal year. This amount was contributed to the Trust part of which contribution was used to fund a $325,000 variable, universal life insurance policy on the life of Mr. Hendrickson with the trust as the beneficiary thereof. The Arrangement calls for the payment of the principal amount contributed to the Trust, plus earnings thereon, in ten annual payments of principal and earnings, to Mr. Hendrickson and/or his beneficiaries in the event his service with the Company is terminated by it prior to age 55; upon his actual retirement after attainment of age 55; upon his actual retirement or separation from service due to total disability or a change in control; or upon his death. Under the Arrangement, the principal of the Trust, as well as all earnings, are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy and Mr. Hendrickson and/or his beneficiaries are unsecured creditors of the Company. Mr. Oppenheimer and Mr. James, Jr. are the Trustees of the Trust created under the Arrangement. They receive no compensation in such capacity. The Company pays all expenses, including income and capital gains taxes, associated with the administration and investment of the Trust. The Trust's assets, except for the insurance policy, are invested with an independent investment firm. The amount accrued for the Deferred Compensation Arrangement for the fiscal year ended March 31, 1997, was $93,060.

Options     The following table sets forth the details of options granted to the
-------
individuals listed in the Summary Compensation Table during fiscal year 1997.

                                                      OPTION/SAR GRANTS TABLE
                                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                               -------------------------------------
                                                                                                   Potential Realizable Value
                                                                                                    at Assumed Annual Rates
                                                                                                  of Stock Price Appreciation
                                                        Individual Grants                           for Option Terms (2)<F2>
                                 -------------------------------------------------------------   -----------------------    -
                                   NUMBER OF         % OF TOTAL
                                   SECURITIES       OPTIONS/SARS      EXERCISE
                                   UNDERLYING        GRANTED TO       OR BASE
     NAME AND PRINCIPAL           OPTIONS/SARS      EMPLOYEES IN       PRICE        EXPIRATION       (3)<F3>        (4)<F4>
          POSITION              GRANTED (1)<F1>     FISCAL YEAR      ($/SHARE)         DATE          5% - ($)      10% - ($)
          --------               ----------         -----------       --------         ----          --------       --------
Thomas J. Weldgen                       3,000            7.4%          11.56          6/5/2006        $21,080         $50,835

    Chief Financial Officer

Wendy F. Clay                           2,000            4.9%          11.56          6/5/2006        $14,053         $33,890

    Vice President,
    Administration


Options were granted under "The Executive Long Term Stock Investment Plan" described on Page 23 of this proxy statement and may be exercised at any time for a period of ten years from date of grants.

NOTES TO OPTION/SAR GRANTS TABLE

(1)  Options become exercisable in cumulative annual increments of the greater of 25% or 2,500 shares beginning one year from the date of grant.

(2)  The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange
     Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.  No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately.  A zero percent gain in stock appreciation will result in zero dollars for the optionee.

(3)  Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of 5%
     per year over the remaining term of the grants from March 31, 1997.  The compound growth rate for the June 5, 1996, grants are
     56.6% for Mr. Weldgen and Ms. Clay.

(4)  Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of 10%
     per year over the remaining term of the grants from March 31, 1997.  The compound growth rate for the June 5, 1996, grants are
     140% for Mr. Weldgen and Ms. Clay.


Options   The following table shows information for the named executives concerning excercises of options and SARs during fiscal
-------
1997 and the number and value of unexercised options and SARs held at March 31, 1997:

                                           OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE
                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE
                      ----------------------------------------------------------------------------------------

                                                                 Number of Securities
                                                                Underlying Unexercised                In-The-Money
                                                                Options/SARs at Fiscal           Options/SARs at Fiscal
                                                                     Year-End (#)                   Year-End ($) (1)
                                                             -----------------------------    ------------------------------
                                   SHARES
                                ACQUIRED ON      $ VALUE
            NAME                  EXERCISE       REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
            ----                  --------       --------    ------------    -------------    ------------    -------------
Thomas N. Hendrickson               24,609       $220,706       107,733          100,079         $344,033        $125,916

Robert C. Isaacs                     8,007         71,996        55,546           91,329           29,993          68,676

Thomas J. Weldgen                   19,687        123,533         9,453            1,875           36,348           1,641

Wendy F. Clay-                           -         10,977           625           51,748              547



NOTES TO OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

(1) Represents the difference between the option exercise price and the closing market price for the Company's stock at March 31, 1997. The in-the-money options at March 31, 1997, pertain to option grants at March of 1988, June of 1992, December of 1993, February of 1994, November of 1994, October of 1995, and February of 1996, with exercise prices of $1.75, $5.03, $5,08, $5.76, $8.80, $11, and $11.70, respectively. The closing market price for the Company's stock at March 31, 1997, was $11.875.


REPORTS OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE LONG TERM STOCK INVESTMENT COMMITTEE



      The following reports, submitted by the Compensation Committee and the Executive Long Term Stock Investment Committee of The Board of Directors, provide information regarding policies and practices concerning the compensation of the Chief Executive Officer and the other executive officers of the Company included in the Summary Compensation Table.


                         COMPENSATION COMMITTEE REPORT

      One function of the Compensation Committee is to review all matters relating to the compensation of senior executives of the Company, and to make recommendations to The Board of Directors or Long Term Stock Investment Committee, as appropriate, for specific actions in regard to such matters. During fiscal 1997, the Compensation Committee was composed of Messrs. James, Jr., Oppenheimer and Dr. Burton, the majority of whom are not officers.


COMPENSATION PHILOSOPHY

      The philosophy for compensating executives of the Company is to provide a reasonable mix of cash and equity with a significant portion of total compensation at risk, depending upon performance of the executive and the Company. In this way, executives are encouraged and rewarded for thinking and acting like owners, rather than employees. An Incentive Compensation Plan was established in 1986 and approved by The Board of Directors. This Plan has been designed to focus the best efforts of executives on the achievement of financial growth objectives, intended to benefit both the Company and its Shareholders. Recognizing that it is always in the best interest of the Shareholders to attract, retain and motivate exceptional executive talent, the Company's components of executive compensation provide meaningful upside incentives for superior performance and results, while clearly linking the executives' rewards to the rewards of the shareholders.

      Base Salary.  When the Incentive Compensation Plan was established, the
      -----------
base salary policy was targeted at approximately 80% of the highest base salary paid to executives in commensurate positions within similar organizations and industries in the area. To establish these initial ranges, an overall review was carried out by a nationally recognized executive compensation consulting firm, based on national surveys of executive compensation for other companies within an appropriate bank of sales. Such salary information is subject to periodic update by the Compensation Committee.

      Annual Incentive Compensation.  The incentive component of the Incentive
      ------------------------------
Compensation Plan consists in a feature whereby executives may be rewarded for achieving or exceeding specific financial and growth target objectives, which link directly with the current and long term growth strategy of the Company, and ultimately lead to increased Shareholder value. At the beginning of each fiscal year, objectives are established at the corporate, subsidiary, and individual executive levels by the Compensation Committee. Annual cash incentive compensation targets are fixed to allow executives to earn total cash compensation (consisting of base salary plus annual incentive compensation payments) for successful achievement of outstanding results. In 1994, a new study of executive salaries and overall compensation was completed for the Compensation Committee by a national consulting firm. The compensation consultants recommended to the Compensation Committee that the cash incentive plan be modified in order to provide management with greater incentive to strive for exceptional results. The Company modified the plan beginning with the April 1, 1994 fiscal year and the plan, as modified, continues in existence currently. The modifications make it possible for the executive group to earn a larger bonus, but only if earnings per share have increased significantly.

      Long Term Non-Cash Incentives. Long Term, non-cash incentive awards are
      ------------------------------
discussed below in the Executive Long Term Stock Investment Committee report.


COMPENSATION PRACTICE

      The Compensation Committee believes that the compensation and benefits packages afforded to the Company's executive officers are commensurate with competitive practices for similar positions held by employees of companies of similar size. With total compensation significantly weighted toward rewards for sustained Long Term growth, the Committee believes the Company's compensation program is effective for providing continued incentive to pursue its aggressive Long Term growth strategies.

      Federal tax legislation (IRC 162(m)) limits publicly-held companies such as CPAC, Inc. from deducting for tax purposes, annual compensation paid to the Chief Executive Officer and the four highest paid officers other than the Chief Executive Officer in excess of $1,000,000 per person in certain situations. The tax deductibility of amounts paid by the Company to its executive officers in fiscal 1997 will not be affected by IRC 162(m). It is also anticipated that amounts paid by the Company to its executives in fiscal 1998 will not be affected by IRC 162(m).


MR. HENDRICKSON'S 1997 CASH COMPENSATION

      Mr. Hendrickson founded the Company in 1969 and has been Chief Executive Officer and President since that time. Mr. Hendrickson was awarded incentive compensation as shown in the Summary Compensation Table above, under the caption "Bonus", for his performance during fiscal 1997. Under Mr. Hendrickson's experienced management, earnings per share, after payment of all incentive compensation payments, increased from $.85 to $1.02 per share, on a fully diluted basis. Mr. Hendrickson was entitled to his maximum bonus when earnings per share reached $.93 under the Incentive Compensation Plan.


SUMMARY

     In summary, the Compensation Committee believes the compensation strategy that is now in place will provide the necessary incentives to retain and motivate the Company's executives for the achievement of short and long term goals which will significantly benefit Shareholders in the future.

                                                Seldon T. James, Jr., Chairman
                                                John C. Burton
                                                Robert Oppenheimer

             EXECUTIVE LONG TERM STOCK INVESTMENT COMMITTEE REPORT

      The Executive Long Term Stock Investment Committee administers the Company's Executive Long Term Stock Investment Plan and makes all decisions concerning equity-based incentive awards for the Company's executives and management under the Plan. During fiscal 1997, the Committee was comprised of Messrs. James, Jr., Oppenheimer and Dr. Burton, none of whom is an employee of the Company or eligible to receive awards under the Plan.

LONG TERM STOCK INCENTIVE COMPENSATION PHILOSOPHY

      To help insure that executives are continually focused on the longer term goals of the Company, equity awards are made to key executives in accordance with the terms, conditions and restrictions of the Executive Long Term Stock Investment Plan which has been approved by the Shareholders. See Page 23 of the Proxy Statement for a narrative description of the Plan.

      It is believed that a principal factor influencing market price of the Company's stock is the Company's performance as reflected in its sales, earnings, cash flows, and other results. By granting stock awards to Company executives, such individuals are encouraged to focus their efforts on achieving improvements in the Company's performance.



                                                Seldon T. James, Jr., Chairman
                                                John C. Burton
                                                Robert Oppenheimer




COMMON STOCK PERFORMANCE
------------------------

      As part of the executive compensation presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded on the National Association of Securities Dealers' National Market System (NASDAQ/NMS) and one appropriate comparison is with the NASDAQ U.S. Composite Index performance. Because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance, the second index which the Company believes most closely approximated its performance is the NASDAQ Non-Financial Index.


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                   CPAC, INC.

DESCRIPTION
-----------

In the graph, the X-axis is represented by $0 to $400, and the Y-axis is represented by the dates 0/3/31/92 through 03/31/97. The following table shows the points of data used to plot the Comparison of Five Year-Cumulative Total Returns Performance Graph for CPAC, Inc.

TABLE
-----

Company Index:    CUSIP       Ticker      Class       Sic         Exchange
                  12614510    CPAK                    3823        NASDAQ
                  Fiscal Year-end is 03/31/97

Market Index:     Nasdaq Stock Market (US Companies)

Peer Index:       Nasdaq Non-Financial Stocks
                  SIC 0100-5999, 7000-9999 US & Foreign

    DATE         COMPANY INDEX            MARKET INDEX             PEER INDEX
    ----         -------------            ------------             ----------


  03/31/92       100.000             100.000             100.000
  04/30/92        94.805              95.712              93.871
  05/29/92        83.117              96.955              94.471
  06/30/92        83.837              93.165              89.812
  07/31/92        78.597              96.465              92.620
  08/31/92        83.837              93.516              89.410
  09/30/92        93.652              96.992              92.668
  10/30/92        94.971             100.813              96.429
  11/30/92        97.609             108.835             104.510
  12/31/92        94.293             112.842             107.692
  01/29/93        96.949             116.054             110.585
  02/26/93        92.965             111.725             105.052
  03/31/93       101.728             114.958             107.890
  04/30/93        99.051             110.052             103.431
  05/28/93        95.571             116.626             111.797
  06/30/93        89.241             117.165             111.914
  07/30/93        84.992             117.304             110.964
  08/31/93        93.491             123.367             117.465
  09/30/93        99.963             127.041             120.657
  10/29/93        92.822             129.896             124.433
  11/30/93        82.826             126.022             120.777
  12/31/93        97.860             129.535             124.335
  01/31/94        94.982             133.467             128.505
  02/28/94       112.251             132.222             127.176
  03/31/94       121.653             124.091             118.371
  04/29/94       118.756             122.481             115.651
  05/31/94       110.067             122.780             114.759
  06/30/94       116.652             118.290             109.154
  07/29/94       121.027             120.716             112.020
  08/31/94       157.481             128.412             119.658
  09/30/94       162.714             128.084             119.980
  10/31/94       170.043             130.601             123.474
  11/30/94       158.316             126.269             119.437
  12/30/94       155.385             126.623             119.559
  01/31/95       168.578             127.333             119.137
  02/28/95       175.907             134.067             125.277
  03/31/95       164.913             138.040             129.705
  04/28/95       161.248             142.386             134.359
  05/31/95       153.919             146.058             137.437
  06/30/95       186.901             157.894             149.976
  07/31/95       179.572             169.500             161.418
  08/31/95       197.895             172.935             163.536
  09/29/95       212.554             176.911             167.219
  10/31/95       216.219             175.898             165.516
  11/30/95       197.895             180.028             168.622
  12/29/95       207.057             179.070             166.618
  01/31/96       197.895             179.955             167.810
  02/29/96       203.392             186.813             175.267
  03/29/96       208.889             187.434             175.000
  04/30/96       208.889             202.986             191.948
  05/31/96       224.465             212.306             201.574
  06/28/96       187.817             202.735             190.426
  07/31/96       187.817             184.678             171.111
  08/30/96       183.236             195.024             180.673
  09/30/96       208.431             209.945             195.212
  10/31/96       233.626             207.624             191.660
  11/29/96       251.950             220.468             203.207
  12/31/97       274.855             220.242             202.424
  01/31/97       247.369             235.948             218.107
  02/28/97       215.303             223.002             202.870
  03/31/97       217.593             208.486             188.961


                                     LEGEND
                                     ------

Symbol    Total Returns Index for:
------    -----------------------
          CPAC, Inc.
------
--..--    Nasdaq Stock Market (US Companies)
------    Nasdaq Non-Financial Stocks
          SIC 0100-5999, 7000-9999 US & Foreign

     03/31/92    03/31/93    03/31/94    03/31/95    03/31/96    03/31/97
     --------    --------    --------    --------    --------    --------
      100.0       101.7       121.6       164.9       208.8       217.5
      100.0       114.9       124.0       138.0       187.4       208.4
      100.0       107.8       118.3       129.7       175.0       188.9


Notes:
-----

Assumes $100 invested on April 1, 1992, in CPAC, Inc., Common Stock, and an identical amount in both the NASDAQ U.S. and NASDAQ Non-Financial Indices. The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day.

Total Return assumes the reinvestment of all dividends. On November 18, 1994, The Board of Directors announced that it had discontinued its cash dividend indefinitely.

There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.


INCENTIVE COMPENSATION PLAN
---------------------------

      On June 4, 1986, the Compensation Committee of The Board recommended, and The Board of Directors approved, the establishment of an Incentive Compensation Plan for certain personnel who do not receive hourly compensation, commission payments, or other forms of incentive compensation.

      After objectives and standards have been established for an employee, and the employee is included in the Incentive Compensation Plan, the maximum incentive bonus payable shall be dependent upon the employee's position within the Company and shall be the following percentage of base pay:

                                                   BASE PAY
                   CATEGORY                        PERCENT
          --------------------------------------------------

        Chief Executive Officer                     75%
        Senior Operating and Staff Executives       50%-60%
        Key Management                              30%-40%
        Other Managers and Supervisors              20%

      The Board adopted a policy for the Chief Executive Officer and certain selected corporate executives pursuant to which the entitlement to, and the amount of the total bonus paid, would be dependent upon the Company's success in attaining budgeted profits and specified goals in earnings per share. Under this policy, exceptional performance as measured by and reflected in specified increases in earnings per share could result in such employee earning up to 148% of that employee's base pay percent as indicated in the table above.
      Management shall determine the category of each employee, but personnel shall not be granted a bonus as a Senior Operating or Staff Executive without approval of The Board of Directors.

      Before including an individual in the Plan, or establishing that percentage of compensation which the employee should receive as incentive, management will review the incremental benefit to the Company which results from the employee attaining the objectives established. On an annual basis, management will submit a review of the Plan to The Board of Directors, showing the amount committed to the Incentive Compensation Plan for each category of employee and, for each level of employee, the estimated incremental benefit to the Company.

      Each employee included in the Incentive Compensation Plan shall receive the incentive compensation payment quarterly in a check separate from his/her regular pay, which check shall be accompanied by a written report at least every six months reviewing the employee's progress in meeting established objectives, and explaining the basis on which his/her bonus was determined. A copy of such written report shall be filed with the Compensation Committee.

      In order to reinforce the objectives and to provide greater motivation, incentive compensation will be paid to participants in the Plan on a quarterly basis. Payments during the first three quarters will be equal to 50% of the amount which management believes the employee would be entitled to as a bonus, based upon the compensation paid to the employee through the end of the quarter, and considering his/her performance through that date, and the likelihood the employee will attain established objectives by the end of the fiscal year.

      The final payment of the bonus will be made as soon as practical following completion of the independent audit for the fiscal year, and will include that portion of the bonus withheld during the first three quarters and all of the bonus for the fourth quarter to which the employee is determined to be entitled. No employee will be asked to refund any bonus which has been previously paid.
No employee shall be entitled to a bonus unless employed by the Company at the time of distribution. Participation in the Incentive Compensation Plan shall not be deemed to constitute a contract of employment, guaranteeing to an employee employment for any period of time.

      The Board established that management should develop objectives and standards for the two categories labeled Key Management and Other Managers and Supervisors.


EXECUTIVE LONG TERM STOCK INVESTMENT PLAN
------------------------------------------

      On June 8, 1994, The Board of Directors adopted an Executive Long Term Stock Investment Plan ("Stock Investment Plan") and reserved in the aggregate 350,000 shares of the Company's common stock for issuance thereunder. The Board, at the same meeting, voted to terminate the 1991 Incentive Stock Option Plan as to the grant of additional options thereunder. The Shareholders approved the adoption of the Stock Investment Plan and the reservation of 350,000 shares thereunder at the annual meeting of Shareholders held on August 10, 1994. On August 7, 1996, the Shareholders approved an amendment to the Executive Long Term Stock Investment Plan, increasing to 950,000, the shares reserved for issuance to key employees.

      For a detailed description of the Executive Long Term Stock Investment Plan, see Page 23 of this Proxy Statement


401(K) PROFIT SHARING PLAN
--------------------------

      On April 17, 1986, The Board of Directors adopted a profit sharing plan for the benefit of all domestic employees of the Company and its subsidiaries who have attained the age of twenty-one and who have one year of service. The effective date of the Plan was May 1, 1986.

      The Plan constitutes a qualified retirement plan under sections 401(a) and
(k) of the Internal Revenue Code and contributions made by the Company to the Plan are deductible for federal income taxes.

      Under the Plan, the Company may make contributions to the Plan on behalf of Plan participants in such amounts as the Board of Directors may determine, subject to Internal Revenue Code limitations and restrictions on and the deductibility of contributions to a qualified profit sharing plan. Subject to similar restrictions on the amount of contributions to the section 401(k) component of the Plan, the Company will match each contribution made by a Plan participant, pursuant to a salary reduction agreement in effect for each Plan Year in an amount equal to $.50 for each $1.00 of participant contribution. The Company's contribution will not exceed up to a maximum of 3% of participant compensation. A participant may contribute up to 15% of his compensation under the salary reduction agreement to the Plan each year. If, in any Plan Year, contributions are made to the Plan which result in any "excess contributions" because they exceed the amount permitted to be contributed to the Plan under the Internal Revenue Code, adjustments will be made to reduce the amount of that Plan Year's contributions so as to comply with such restrictions.

      Events that permit distribution under the Plan are generally termination of service at normal retirement age (age 65), disability or death. A participant is 100% vested in all his contribution accounts upon termination of employment due to normal retirement, death or disability. In the event of termination of employment for any other reason, a participant is 100% vested in any contributions he has made to the Plan and 100% vested in amounts contributed to the Plan in the discretion of the Company's Board of Directors. With respect to matching contributions, the vesting schedule set forth below applies:

              COMPLETED YEARS OF SERVICE                VESTED PERCENTAGE
              --------------------------                -----------------
                 Less than 1                                    0%
                           1                                   20%
                           2                                   40%
                           3                                   60%
                           4                                   80%
                           5                                  100%

      On April 1, 1995, the Plan was amended to allow the employee a choice of six different investment options for his account balances under the Plan.

      Under the Plan, a participant that meets " financial hardship " requirements may borrow up to the lesser of 50% of his vested account balance or $50,000. The minimum loan allowable is $1,000. Only one loan can be outstanding at any time; the repayment period can vary from 1 to 5 years unless the loan is used to purchase a primary residence, in which case the repayment period can be up to 10 years.

      A participant may borrow the lesser of 50% of his account balance up to $10,000 without proving financial hardship. The minimum loan allowable is $1,000 and the repayment period can vary from 1 to a maximum of 3 years.

      A Participant who has not attained age 59-1/2 and is not totally and permanently disabled may withdraw amounts he has contributed pursuant to his salary reduction agreement as well as the vested amount of the employer matching contribution made to the Plan upon a showing of financial hardship.

      The normal form of benefit under the Plan is a lump sum distribution or, if the participant elects, a distribution in periodic payments of substantially equal amounts for a selected number of years not to exceed five.

      For the Plan Year ended March 31, 1997, the Company and its subsidiaries made no discretionary contribution to the Plan. The amount of matching contributions made under the Plan for such year was $4,500 in the case of Mr. Hendrickson, $4,500 in the case of Mr. Isaacs, $4,500 in the case of Mr. Weldgen, and $4,161 in the case of Ms. Clay. The total for all executive officers as a group was $17,780.


STOCK PURCHASE PROGRAM
----------------------

      In June, 1995, The Board of Directors approved a stock purchase program whereby employees can contribute up to 10% of their total income (to a maximum of $5,000 per annum), through payroll deductions, to purchase the Company's $.0l par value common stock in open market transactions.

      On a quarterly basis, the amount collected through payroll deductions is used to purchase Company stock. The Company pays the broker's commission for the purchase - if the stock is subsequently sold, the employee pays the broker's commission.

      For the fiscal year ended March 31, 1997, an average of 48 employees per quarter purchased a total of 2,350 shares of CPAC, Inc. common stock. The total cost to the Company approximated $975. No executive officers participated in the program.

                                   PROPOSAL 2
                                   ----------

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
              ----------------------------------------------------

      The Board of Directors, acting upon the recommendation of the Audit Committee, as previously described, has appointed, subject to ratification by the Shareholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ended March 31, 1998. Coopers & Lybrand L.L.P. has at no time had any direct or indirect financial interest in the Company or any of its subsidiaries, nor, other than providing certain non-audit services, any other connection with the Company except that of independent auditors.

      It is anticipated that representatives of Coopers & Lybrand L.L.P. will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

      During the fiscal year ending March 31, 1997, the Company paid Coopers & Lybrand L.L.P. approximately $130,000 for audit services and approximately $48,000 for non-audit services. Non-audit services included foreign and domestic tax and accounting matters, assistance with various filings with the Securities and Exchange Commission, and various state income and sales tax issues.

      This proposal requires the affirmative vote of a majority of the shares of common stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

      Management recommends a vote for the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1998.


                                   PROPOSAL 3
                                   ----------

                  USE OF OPTION SHARES TO ACQUIRE SHARES UNDER
                  --------------------------------------------
                   EXECUTIVE LONG TERM STOCK INVESTMENT PLAN
                   -----------------------------------------

      On June 8, 1994, The Board of Directors adopted the Executive Long Term Stock Investment Plan (the "Stock Investment Plan") and reserved in the aggregate 350,000 shares of the Company's $.01 par value common stock for issuance thereunder. On April 17, 1996, The Board of Directors voted to recommend to the Shareholders that the Stock Investment Plan be amended to increase the number of the Company's common stock reserved for issuance thereunder by 600,000 shares, from 350,000 shares to 950,000 shares. The increase was approved by the Company's Shareholders at the Annual Meeting of Shareholders held on August 7, 1996.

      Under the terms of the Stock Investment Plan, an employee who has been granted a stock option may pay the exercise price to acquire the stock underlying the option either with cash or with Company stock already owned by him. If stock is used, its value is the fair market value of the Company's stock on the date of exercise, such value being the mean between the high and low bid prices for the Company's stock as quoted on the NASDAQ National Market System.

      Under the current terms of the Stock Investment Plan, an employee may not use Company stock he had acquired by virtue of the exercise of a stock option under any currently existing or previously terminated Company employee stock option plan to pay the exercise price for options granted under the Stock Investment Plan. Management proposes to amend the Stock Investment Plan to eliminate this restriction, since this restriction is no longer required under IRS rules governing qualified stock option plans. As amended, the Stock Investment Plan would permit use of Company stock previously acquired under any of the Company's stock option plans as payment for the exercise of options under the Stock Investment Plan. However, the amendment would not permit shares acquired by the exercise of any given option to be used to acquire additional shares under that same option and the amendment would further provide that shares acquired through the exercise of Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code) could be used only if the transfer of the previously acquired shares takes place two years from the grant of the prior option and one year from the date of the exercise of the prior option.

      Management wishes to encourage key employees to own the Company's stock since it is believed such ownership will closely associate the interest of the management of the Company and its subsidiaries with the Company's Shareholders by reinforcing the relationship between the Stock Investment Plan participant rewards and Shareholder gains. It is believed that the amendment would enable more key management personnel to exercise their options since, among other things, they could avoid capital gains tax on the sale of assets to pay for the option.

      This proposal requires Shareholder approval under the terms of the Stock Investment Plan, certain corporate governance policies contained in the Bylaws of the National Association of Securities Dealers, Inc. applicable to companies whose stock has received the designation as a National Market Security and with respect to Incentive Stock Options, applicable provisions of the Internal Revenue Code.

      This Proposal requires the affirmative vote of a majority of the shares of stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

      Management recommends a vote for its Proposal to amend the Company's Stock Investment Plan to permit use of Company stock acquired pursuant to any of the Company's employee stock option plans as payment for the exercise of options under the Stock Investment Plan.


EXECUTIVE LONG TERM STOCK INVESTMENT PLAN
-----------------------------------------

     The salient features of the Stock Investment Plan are as follows:

            A)    PURPOSES

          The purposes of the Stock Investment Plan are to: (1) closely associate the interests of the management of the Company and its subsidiaries with the Company's Shareholders by reinforcing the relationship between participant rewards and Shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased Shareholder value; (3) maintain competitive compensation levels; and
(4) provide an incentive to management for continuous employment with the Company.

            B)    ADMINISTRATION

            The Stock Investment Plan is administered by the Executive Long Term Stock Investment Plan Committee ( the "Committee"). Members of the Committee, each of whom is not eligible to receive options under the Stock Investment Plan, serve one-year terms, renewable automatically, unless terminated at the discretion of The Board of Directors. At its meeting held June 8, 1994, The Board appointed Seldon T. James, Jr., John C. Burton, and Robert Oppenheimer to constitute the Committee.

            The Committee is responsible for the overall administration, governance, management and interpretation of the Stock Investment Plan, having the authority, in its sole discretion and from time to time, to: (1) grant options/or stock awards in such form and number as it may determine; (2) impose such limitations, restrictions and conditions upon any such option and/or stock award as the Committee deems appropriate, consistent with the purposes of the Stock Investment Plan; and (3) interpret the Stock Investment Plan, adopt, amend and rescind rules and regulations relating to the Stock Investment Plan, and make all other determinations and take all other actions as are necessary and/or advisable for the implementation and administration of the Stock Investment Plan.

             C)   ELIGIBILITY FOR PARTICIPATION

          Participants in the Stock Investment Plan will be selected by the Committee from the executive officers and other key employees of the Company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. Under the terms of the Stock Investment Plan, in selecting a participant and in determining the form and number of equity awards, the Committee has and will continue to consider factors it deems relevant, including the person's functions, responsibilities, value of services to the Company and/or its subsidiaries, as well as the individual's past and potential contributions to the Company's profitability and sound growth.

            D)    TYPES OF AWARDS

            Awards under the Stock Investment Plan may be in the form of any one or more of the following: (1) Nonqualified Stock Options; (2) Incentive Stock Options; (3) Reload Options; or (4) Restricted Performance Shares.

                  1.    Nonqualified Stock Options

          The Committee may from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee one or more Nonqualified Stock Options to purchase for cash or shares the number of shares allotted by the Committee.

                  a.    Terms and Conditions
                        --------------------

                  Nonqualified Stock Options are subject to the following terms and conditions:

                        (i)   Price:  The exercise price, as determined by the
                              -----
Committee, generally will not be less than the fair market value of the shares with respect to which an option is granted at the time of the granting of the option. The Committee, however, is explicitly authorized to grant Nonqualified Stock Options, the exercise price of which is less than the fair market value of the shares at the time of the grant of the option. Fair market value is the mean between the high and low bid prices for the Company's stock as quoted on the NASDAQ National Market System;

                        (ii)  Term of Options:  The term of each option is to be
                              ----------------
decided by the Committee and is not subject to any specified (e.g., five or ten) number of years. Such term may be modified, or the Nonqualified Stock Option terminated, at any time by mutual agreement between the Committee and the employee;
                        (iii) Payment Upon Exercise: An employee granted a
                              ---------------------
Nonqualified Stock Option under the Stock Investment Plan may pay for the Company's stock upon exercise either with cash or with Company stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is the mean between the high and the low bid prices for the Company's stock as quoted on the NASDAQ National Market System.

                  b.    Certain Material Restrictions
                        -----------------------------

                  Nonqualified Stock Options are subject to the following material restrictions:

                        (i) Nonqualified Stock Options are exercisable only while the optionee is an employee of the Company or within a three month period immediately following the employee's termination of employment;

                        (ii) Nonqualified Stock Options are exercisable only by the optionee and are not assignable, transferable or subject to any other party acquiring rights therein;

                        (iii) Upon the death of the optionee prior to his complete exercise of a Nonqualified Stock Option, the remaining portion of the option may be exercised only by his estate or on behalf of any person(s) to whom his rights pass under his Will or by operation of law;

                        (iv) An optionee has no rights as a Shareholder with respect to the shares subject to a Nonqualified Stock Option, including voting rights or dividend rights, until the Company has received full payment therefore, and has issued a stock certificate to him representing the shares purchased upon exercise;

                        (v) Shares of common stock issued upon the exercise of a Nonqualified Stock Option may not be sold, transferred, pledged or otherwise disposed of by the optionee for a period of six months from the date of grant of the option.

                        (vi) Shares obtained through the exercise of an option under the Stock Investment Plan or any other stock option plan of the Company may not be used to purchase shares under the Stock Investment Plan. See Page 22 of the Proxy Statement for a discussion of Management's Proposal to eliminate this restriction.

                  2.    Incentive Stock Options

            The Committee may, from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee, one or more Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986 to purchase for cash or shares the number of shares allotted by the Committee.

                  a.    Terms and Conditions
                        --------------------

            Incentive Stock Options are subject to the following terms and conditions:

                        (i)   Price: The exercise price, as determined by the
                              -----
Committee, may not be less than the fair market value of the shares with respect to which an Incentive Stock Option is granted at the time of the granting of the Incentive Stock Option. In the case of an employee owning more than 10% of the Company's common stock, the exercise price may not be less than 110% of the fair market value of such stock at the time of grant. See the discussion above for the definition of fair market value.

                        ii)   Term of Options: While the term of each Incentive
                              ---------------
Option is to be decided by the Committee, no Incentive Option will be granted with a term of greater than ten years (five years in the case of a greater than 10% Shareholder) from the date it was granted, and such term may be modified or the Incentive Stock Option terminated at any time by mutual agreement between the Committee and the employee;

                        (iii) Payment Upon Exercise: An employee granted an
                              ---------------------
Incentive Stock Option may pay for the Company's stock either with cash or with Company's stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is calculated in the same manner as in the case of Nonqualified Stock Options discussed above.

                  b.    Certain Material Restrictions
                        -----------------------------

          Incentive Stock Options are subject to the same material restrictions as govern Nonqualified Stock Options. In addition, Incentive Stock Options are subject to a rule under Section 422 of the Internal Revenue Code that the aggregate fair market value of stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year by any optionee cannot exceed $100,000, such value being determined on the date of the grant of the option.

                  3.    Reload Options

                  Concurrently with the award of a Nonqualified Stock Option and/or Incentive Stock Option, the Committee may grant a Reload Option to enable the employee to purchase a number of shares for either cash or shares. The Reload Option becomes effective only if the employee uses common stock of the Company owned by him for at least twelve months to purchase the shares issuable to him upon his exercise of either the underlying Nonqualified or Incentive Stock Option. The Reload Option is designed to replace those shares used as the purchase price, and the number of Reload Options will equal the number of shares of the Company's common stock used by the employee to exercise the underlying option.

                  The Reload Option price generally will be the fair market value of a share of the Company's common stock on the date the Reload Option becomes effective, that is, the date on which the underlying option shall have been exercised. Notwithstanding this general rule, where the exercise price of the underlying option was less than the fair market value of the Company's common stock on the date of the underlying stock option's grant, the Reload Option price may, at the Committee's discretion, reflect the same percentage discount from the fair market value of the Company's stock on the date of the Reload Option's effectiveness. Fair market value shall be the mean between the high and the low prices for the Company's common stock as quoted on the NASDAQ National Market System.


                  4.     Restricted Performance Shares

                  Concurrently with or subsequent to the grant of any Nonqualified Stock Option, incentive Stock Option or Reload Option, the Committee may, subject to the provisions of the Stock Investment Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to an eligible employee one share of common stock for each aggregate four options granted under the Nonqualified Stock Option, Incentive Stock Option or Reload Option, as the case may be. Such shares shall constitute Restricted Performance Shares and are awarded in consideration of the future performance of substantial services to and/or on behalf of the Company and/or its subsidiaries by such employee.

                  Upon issuance of the Restricted Performance Shares, the employee has all of the rights of a Shareholder of the Company with respect to such Restricted Performance Shares, including the right to vote and receive all dividends as well as all other distributions paid or made with respect thereto.

                  Restricted Performance Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated while they are subject to forfeiture. Restricted Performance Shares are subject to forfeiture in the event the employee terminates his service with the Company prior to the date immediately following the last day of the option period with respect to which the Shares were awarded, unless the termination is due to the employee's death, his permanent and total disability, or a change in control of the Company. In the event the employee exercises the option with respect to which the Restricted Performance Shares were awarded, any Restricted Performance Shares issued in connection with such option are automatically forfeited to the extent of the option's exercise on a proportionate basis.

                  Upon the expiration of the forfeiture provisions, the Restricted Performance Shares vest and at that time may be sold, transferred, assigned, pledged, encumbered or otherwise alienated, subject to any and all applicable federal and state securities law restrictions.

            E)    FEDERAL TAX CONSEQUENCES

                  1.    Nonqualified Stock Options

                  Under current provisions of federal tax law, for regular as well as for purposes of the federal alternative minimum income tax, the grant of a Nonqualified Stock Option is not a taxable event for the employee. In addition, upon the grant of such an option, the Company will receive no business expense deduction.

                  Upon the exercise of a Nonqualified Stock Option, the difference between the exercise price and the fair market value of the option shares on the date of exercise constitutes ordinary, compensation income to the optionee and is taxed to him at normal, ordinary tax rates, except to the extent the shares are not transferable and subject to a substantial risk of forfeiture. To the extent such difference is required to be included as compensation income by the employee, the Company is entitled to a business expense deduction. Upon the later sale of the optioned stock, long or short term capital gain or loss will be recognized by the employee depending upon the holding period ( one year for long term capital gain or loss ) and the extent to which the selling price exceeds or is less than the employee's basis in the stock. The amount of gain will be taxed at normal, ordinary tax rates, with a maximum rate of 28% in the case of long term capital gain.

                  2.    Incentive Stock Options

                  The general rule is that no income, gain or loss is recognized for regular income tax purposes by an optionee upon either the grant or the exercise of an Incentive Stock Option. Upon the later sale of the shares acquired pursuant to such an Option, long or short term capital gain or loss will be recognized by the employee to the extent the selling price exceeds or is less than the employee's basis in the stock. The maximum tax rate on long term capital gains is 28%.

                  This tax treatment is available provided the shares acquired by exercise of the Incentive Stock Option are held by the optionee for a period of two (2) years from the date of the grant of the Option and at least one (1) year from the date of the Option's exercise.

                  As a general rule, the Company will not be entitled to an income tax deduction with respect to either the grant or the exercise of an Incentive Stock Option.

                  If either of the one year, or two year holding periods just described are not met, the difference between the fair market value of the shares and the exercise price on the date of the Option's exercise constitutes ordinary compensation income to the optionee in the optionee's taxable year in which the disqualifying disposition occurs. The balance of the amount realized in such year constitutes capital gain, taxable at ordinary income tax rates, with a 28% cap for long term capital gain. The Company is allowed a corresponding deduction for the amount the optionee is required to include as ordinary compensation income in the year of the disqualifying disposition.

                  For purposes of the alternative minimum income tax calculation, an Incentive Stock Option is treated as if it were a Nonqualified Stock Option. Consequently, upon the exercise of the Incentive Stock Option, the difference between the exercise price and the fair market value of the shares on the date of exercise is includible as alternative minimum gross income, and made subject to special alternative minimum income tax rates.

                  3.    Restricted Performance Shares

                  If property is transferred to a person in connection with the performance of services, the fair market value of the property received in excess of the amount paid for the property constitutes ordinary compensation income in the taxable year of receipt, unless the property is not transferable and is subject to a substantial risk of forfeiture. The fair market value of the property is includible in income when either of the restrictions lapse. Upon the subsequent sale of the property, gain or loss is recognized and the gain, if any, under current federal tax rules, is taxed at normal ordinary tax rates, with a maximum rate of 28% for property held more than one year. The Company is not allowed an income tax deduction until the recipient is required to include the value of the property in income.

                  Under the Stock Investment Plan, when they are awarded by the Committee, Restricted Performance Shares are not transferable and are subject to a substantial risk of forfeiture. Consequently, until such restrictions lapse, the fair market value of such Shares generally is not includible in the recipient's income nor may the Company claim an income tax deduction for the value of the Shares awarded. Upon the lapse of such restrictions, the fair market value of the Shares at the time the restrictions lapse is includible as ordinary, compensation income to the recipient and the Company is entitled to an income tax deduction at that time equal to the amount includible in the recipient's gross income. Upon the subsequent sale of the Shares by the recipient, gain or loss will be recognized, either long term or short term capital gain equal to the difference between the selling price and the taxpayer's basis, depending upon the holding period of such Shares (which includes the period during which the restrictions apply).

            F)    REGISTRATION OF SHARES

            The Company registered the 350,000 shares of its $.01 par value common stock it reserved for issuance upon the exercise of options or the award of shares under the Stock Investment Plan with the Securities and Exchange Commission under the Securities Act of 1933. Such registration became effective on October 29, 1994 and remains in effect. The Company registered the 600,000 share increase with the Securities and Exchange Commission. Such registration became effective on October 3, 1996, and remains in effect. It is anticipated that as a result of such registrations, nonaffiliates of the Company may resell such registered shares acquired by them under the Stock Investment Plan without federal securities laws restrictions.

            G)    OPTIONS AND AWARDS

            The following information concerning the Stock Investment Plan is provided as of the date of this Proxy Statement, namely, June 26, 1997:

            Options for 473,501 shares are outstanding, of which 222,828 are currently exercisable and 40,500 were granted during the fiscal year ended March 31, 1997.

            Options for 310,415 shares are outstanding for all executive officers as a group, of which 126,492 are currently exercisable and 5,000 were granted during the fiscal year ended March 31, 1997.

            The market value of the securities underlying all options was $5,267,699.

            19,085 Restricted Performance Shares are currently outstanding, of which 6,053 are outstanding for all executive officers as a group. None of such Shares have vested.

            The market value of Restricted Performance Shares was $212,321 per share.


PRIOR INCENTIVE STOCK OPTION PLANS
----------------------------------

      In June, 1983, The Board of Directors established the 1983 Employees' Incentive Stock Option Plan. On June 13, 1991, The Board terminated the 1983 Plan as to the grant of additional options thereunder and adopted the 1991 Employees' Incentive Stock Option Plan.

      On June 8, 1994, the Board terminated the 1991 Plan as to the grant of additional options thereunder and adopted the Stock Investment Plan. The termination of the 1983 Plan and the 1991 Plan did not terminate, accelerate or otherwise affect unexercised options outstanding thereunder.

      The following information is provided as of the date of this Proxy Statement, namely, June 26, 1997:

      Options for 860 shares are outstanding under the 1983 Plan, all of which are currently exercisable. Options for 860 shares are outstanding under the 1983 Plan for all executive officers as a group, all of which are currently exercisable.

      The market value of the securities underlying all options under the 1983 Plan was $9,568.

      Options for 113,181 shares are outstanding under the 1991 Plan, of which 91,696 are currently exercisable. Options for 82,342 shares are outstanding under the 1991 Plan for all executive officers as a group, of which 60,857 are currently exercisable.

      The market value of the securities underlying all options under the 1991 Plan was $1,259,139.

                                     VOTING

      Each nominee for director must receive at least a plurality of the shares of common stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting. Shareholders may vote for all nominees, withhold authority to vote for all nominees or withhold authority to vote for any individual nominee.

      Each Proposal other than the election of directors requires a majority of the total votes cast at the Annual Meeting on the Proposal (including abstentions) in person or by Proxy.


BROKER NON-VOTES AND ABSTENTIONS
--------------------------------

      Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of the National Association of Securities Dealers, Inc. withhold the broker's authority to vote in the absence of direction from the beneficial owner. Non-broker Shareholders who are present in person or by Proxy and have the legal authority to vote their shares but who abstain from voting for or against a given Proposal will adversely affect the outcome of that Proposal.


VOTING OF PROXIES
-----------------

      The shares represented by all valid Proxies received will be voted in the manner specified on the Proxies.

      With respect to the election of directors, ANY VALID PROXY RECEIVED WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ALL NOMINEES OR ANY INDIVIDUAL NOMINEE SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES.

      Where specified choices (including abstentions) with respect to any given Proposal are not indicated, THE SHARES REPRESENTED BY ALL VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THAT PROPOSAL.

      MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSALS 1,2, AND
3.



                                          By Order of The Board of Directors


                                          /s/ Robert Oppenheimer
                                          -----------------------------
                                          Robert Oppenheimer, Secretary


                                   CPAC, INC.
                    2364 LEICESTER ROAD, LEICESTER, NY 14481
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 6, 1997

     The undersigned Shareholder of CPAC, Inc. hereby appoints and constitutes Thomas N. Hendrickson and Robert Oppenheimer, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of Shareholders of the Company to be held at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510, on Wednesday, August 6, 1997, at 11:00 A.M., EDT, and any and all adjournments of said meeting, and to vote all shares of stock of CPAC, Inc. registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1. ELECTION OF DIRECTORS: Election of the directors listed below to serve until the annual meeting of Shareholders in 1998 and until their successors are duly elected and qualified.

FOR all nominees listed below:                  WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)        for all nominees listed below:

         [    ]                                              [    ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

     Thomas N. Hendrickson, Robert C. Isaacs, Robert Oppenheimer, Seldon T. James, Jr., John C. Burton

2. APPOINTMENT OF AUDITORS: Ratification of the appointment of Coopers & Lybrand L.L.P. by The Board of Directors as independent auditors for the fiscal year ending March 31, 1998.

      FOR  [    ]           AGAINST  [    ]             ABSTAIN  [    ]

3.   APPROVE AN AMENDMENT TO EXECUTIVE LONG TERM STOCK INVESTMENT PLAN:
Approval to permit the use of Company stock acquired under any of the Company's employee stock option plans as payment for the exercise of options under the Executive Long Term Stock Investment Plan.

      FOR  [    ]           AGAINST  [    ]             ABSTAIN  [    ]




     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CHOICE (INCLUDING ABSTENTIONS) IS SPECIFIED FOR A GIVEN PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.


                                               ----------------------------
                                               Signature



                                               ----------------------------


DATED:                  , 1997        Joint owners should each sign.
      ------------------
Executors, administrators, trustees, guardians, corporate officers, and other representatives should give
                                      title.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS